Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended March
	2015	2014	Change
Consolidated Earnings Per Share–
As Reported (See Notes)	$0.56	$0.39	$0.17

Significant Factors:
Traditional Operating Companies			$0.18
Increase in Shares			(0.01)
Total–As Reported			$0.17

	Three Months Ended March
	2015	2014	Change
Consolidated Earnings Per Share–
Excluding Items (See Notes)	$0.56	$0.66	$(0.10)

Total–As Reported			$0.17
Estimated Loss on Kemper IGCC			(0.27)
Total–Excluding Items			$(0.10)

Notes
- For the three months ended March 31, 2015 and 2014, dilution does not change basic earnings per share by more than 1 cent and is not material.

- The estimated probable losses relating to Mississippi Power Company's construction of the integrated coal gasification combined cycle facility in Kemper County, Mississippi (Kemper IGCC) significantly impacted the presentation of earnings and earnings per share for the three months ended March 31, 2014 and any similar charges may occur with uncertain frequency.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.